Exhibit 3.22

AMENDED AND RESTATED BYLAWS

OF

HYDRATIGHT SWEENEY, INC.

(a Delaware corporation)

ARTICLE 1

OFFICES

1.01	Principal and Business Offices.

The corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02	Registered Office.

The registered office of the corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

ARTICLE 2

STOCKHOLDERS

2.01	Annual Meeting.

The annual meeting of the stockholders shall be held at such date and time as shall be fixed by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day.

2.02	Special Meeting.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or the President or by the person, or in the manner, designated by the Board of Directors.

2.03	Place of Meeting.

The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Delaware.

2.04	Notice of Meeting.

Written notice stating the place, day and hour of the meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law or the certificate of incorporation) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the President, the Secretary, or any other officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his, her or its address as it appears on the stock record books of the corporation, with postage thereon prepaid.

2.05	Adjournment.

Any meeting of stockholders may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. No notice of the time or place of an adjournment need be given if the time and place are announced at the meeting at which an adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder. Unless a new record date for the adjourned meeting is fixed, the determination of stockholders of record entitled to notice of or to vote at the meeting at which adjournment is taken shall apply to the adjourned meeting.

2.06	Fixing of Record Date.

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed, then the record date for determining:

(a) stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) stockholders entitled to express consent to a corporate action in writing without meeting shall be the day on which the first written consent is expressed; or

(c) stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.07	Voting Records.

The officer having charge of the stock transfer books for shares of the corporation shall, at least ten (10) days before each meeting of stockholders, make a complete record of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, or (b) at the principal place of business of the corporation. The record shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholders present. The original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

2.08	Quorum.

Except as otherwise provided in the certificate of incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, but in no event shall less than one-third of the shares entitled to vote constitute a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater number or voting by classes is required by law or the certificate of incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares represented at a meeting which initially had a quorum may adjourn the meeting from time to time without further notice.

2.09	Conduct of Meeting.

The President, and in his or her absence, a Vice President in the order provided under Section 4.06, and in their absence, any person chosen by the stockholders present shall call the meeting of the stockholders to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.10	Proxies.

At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed in writing (including by telegram, cablegram or other means of electronic transmission) by the stockholder or by his, her or its duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy and supported by sufficient interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed a proxy shall not of itself constitute a revocation. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

2.11	Voting of Shares.

Each outstanding share shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the certificate of incorporation.

2.12	Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation.

(b) Legal Representatives and Fiduciaries. Shares held by any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by a duly executed proxy, without a transfer of such shares to his or her name. Shares standing in the name of a fiduciary may be voted by him or her, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer of the shares the pledgor has expressly authorized the pledgee to vote the shares and thereafter the pledgee, or his, her or its proxy, shall be entitled to vote the shares so transferred.

(d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e) Joint Holders. Shares of record in the names of two or more persons or shares to which two or more persons have the same fiduciary relationship, unless the Secretary of the corporation is given notice otherwise and furnished with a copy of the instrument creating the relationship, may be voted as follows: (i) if voted by an individual, then his or her vote binds all holders; or (ii) if voted by more than one holder, then the majority vote binds all, unless the vote is evenly split in which case the shares may be voted proportionately, or according to the ownership interest as shown in the instrument filed with the Secretary of the corporation.

2.13	Waiver of Notice by Stockholders.

Whenever any notice whatever is required to be given to any stockholder of the corporation under the certificate of incorporation or bylaws or any provision of the Delaware General Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends for the express purpose of objecting to the transaction of any business. Neither the business, nor the purpose of any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in the waiver.

2.14	Stockholders Consent without Meeting.

Any action required or permitted by the certificate of incorporation or bylaws or any provision of law to be taken at a meeting of the stockholders may be taken without a meeting, prior notice or vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of stockholders required to authorize such action at a meeting. If the action is authorized by less than unanimous consent, then notice of the action shall be given to nonconsenting stockholders.

2.15	Acceptance of Instruments Showing Stockholder Action.

If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a stockholder, then the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a stockholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a stockholder, then the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the stockholder if any of the following apply:

(a) The stockholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the stockholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the stockholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the stockholder is presented with respect to the vote, consent, waiver or proxy appointment.

(e) Two or more persons are the stockholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners. The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder.

ARTICLE 3

BOARD OF DIRECTORS

3.01	General Powers and Number.

The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be two (2) or such other specific number as may be designated from time to time by resolution of the Board of Directors.

3.02	Tenure and Qualifications.

Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been qualified and elected, or until his or her prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of stockholders called for that purpose. A director may resign at any time by filing his or her written resignation with the Secretary of the corporation. Directors need not be residents of the State of Delaware or stockholders of the corporation.

3.03	Regular Meetings.

A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of stockholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders that precedes it, or such other suitable place as may be announced at such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

3.04	Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any director. The President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, then the place of the meeting shall be the registered office of the corporation in the State of Delaware.

3.05	Notice; Waiver.

Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given to each director not less than twenty-four (24) hours prior to the meeting by giving oral, telephone or written notice to a director in person, or by telegram, or not less than three (3) days prior to a meeting by delivering or mailing notice to the business address or such other address as a director shall have designated in writing and filed with the Secretary. If mailed, then such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, then such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the certificate of incorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.06	Quorum.

Except as otherwise provided by law or by the certificate of incorporation or these bylaws, a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in no event shall less than one-third of the directors constitute a quorum. A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.07	Manner of Acting.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the certificate of incorporation or these bylaws.

3.08	Conduct of Meetings.

The President, and in his or her absence a Vice President in the order provided under Section 4.06, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

3.09	Vacancies.

Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided that in case of a vacancy created by the removal of a director by vote of the stockholders, the stockholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

3.10	Compensation.

The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

3.11	Presumption of Assent.

A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.12	Committees.

The Board of Directors by resolution adopted by the affirmative vote of a majority of the directors may designate one or more committees, each committee to consist of one or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

3.13	Unanimous Consent without Meeting.

Any action required or permitted by the certificate of incorporation or bylaws or any provision of law to be taken by the Board of Directors or any committee thereof at a meeting may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

3.14	Telephonic Meetings.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

ARTICLE 4

OFFICERS

4.01	Number.

The principal officers of the corporation shall be a President, any number of Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

4.02	Election and Term of Office.

The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, then such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. Failure to elect officers shall not dissolve or otherwise affect the corporation.

4.03	Removal.

Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

4.04	Vacancies.

A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

4.05	President.

The President shall be the principal executive officer of the corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.06	The Vice Presidents.

In the absence of the President or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

4.07	The Secretary.

The Secretary shall do the following: (a) keep the minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for the purpose; (b) attest instruments to be filed with the Secretary of State; (c) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (e) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

4.08	The Treasurer.

The Treasurer shall do the following: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.09	Assistant Secretaries and Assistant Treasurers.

There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.10	Other Assistants and Acting Officers.

The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.11	Salaries.

The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE 5

CONTRACTS, LOANS,

CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

5.01	Contracts.

The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02	Loans.

No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03	Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04	Deposits.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

5.05	Voting of Securities Owned by the Corporation.

Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he or she is present, or in his or her absence, by a Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his or her absence, of a Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

ARTICLE 6

CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01	Certificates for Shares.

Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.

6.02	Facsimile Signatures and Seal.

The seal of the corporation on any certificates for shares may be a facsimile. The signature of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

6.03	Signature by Former Officers.

In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

6.04	Transfer of Shares.

Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. Where a transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the shares are presented, both the transferor and the transferee so request.

6.05	Restrictions on Transfer.

The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares. Otherwise the restriction is invalid except against those with actual knowledge of the restriction.

6.06	Lost, Destroyed or Stolen Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his, her or its legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.07	Consideration for Shares.

The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, consistent with the law of the State of Delaware.

6.08	Stock Regulations.

The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

ARTICLE 7

SEAL

The Board of Directors may provide a corporate seal in an appropriate form.

ARTICLE 8

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

ARTICLE 9

AMENDMENTS

9.01	By Stockholders.

These bylaws may be adopted, amended or repealed and new bylaws may be adopted by the stockholders entitled to vote at the stockholders’ annual meeting without prior notice or at any other meeting provided the amendment under consideration has been set forth in the notice of meeting, by affirmative vote of not less than a majority of the shares present or represented at any meeting at which a quorum is in attendance.

9.02	By Directors.

These bylaws may be adopted, amended or repealed by the Board of Directors as provided in the certificate of incorporation by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the stockholders shall be amended or repealed by the Board of Directors if the bylaws so provide.

9.03	Implied Amendments.

Any action taken or authorized by the Board of Directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE 10

INDEMNIFICATION OF

DIRECTORS AND OFFICERS

10.01	Mandatory Indemnification.

(a) Mandatory Indemnification when Successful on Merits or Otherwise. To the extent an Executive (as defined in Section 10.15) has been successful on the merits or otherwise in connection with any Action (as defined in Section 10.15), including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities (as defined in Section 10.15), he or she shall be indemnified by the corporation against all Liabilities incurred by or on behalf of him or her in connection therewith. The corporation shall pay or reimburse such Liabilities to the Executive, or to such other person or entity as the Executive may designate in writing to the corporation, within ten (10) days after the receipt of the Executive’s written request therefor, without regard to the provisions of Section 10.03. In the event the corporation refuses or fails to pay or reimburse such requested Liabilities, the Executive may petition a court to order the corporation to make such payment pursuant to Section 10.04.

(b) Mandatory Indemnification in Other Situations. In all cases other than those set forth in Section 10.01(a) and subject to the conditions and limitations set forth hereinafter in this Article X, the corporation shall indemnify and hold harmless any Executive who is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as an Executive, and/or as to acts performed in the course of such Executive’s duties to the corporation and/or an Affiliate (as defined in Section 10.15), against Liabilities incurred by or on behalf of an Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided that it is not determined by the Authority (as defined in Section 10.15), or by a court, pursuant to Section 10.03 that the Executive engaged in misconduct that constitutes a Breach of Duty (as defined in Section 10.15).

(c) Restrictions on Indemnification. Notwithstanding any other provision contained in this Article X to the contrary, the corporation shall not:

(i) indemnify against Liabilities (or advance Expenses (as defined in Section 10.15)) to an Executive with respect to any Action initiated or brought voluntarily by the Executive and not by way of defense, except with respect to Actions:

(1) brought to establish or enforce a right to indemnification against Liabilities (or an advance of Expenses) under Section 10.04, under the Statute (as defined in Section 10.15) or under any other applicable statute, law or provision;

(2) initiated or brought voluntarily by an Executive to the extent such Executive is successful on the merits or otherwise in connection with such an Action; or

(3) as to which the Board (as defined in Section 10.15) determines it be appropriate.

(ii) indemnify an Executive against judgments, fines or penalties incurred in a Derivative Action (as defined in Section 10.15) if the Executive is finally adjudged liable to the corporation by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

(iii) indemnify an Executive under this Article X for any amounts paid in settlement of any Action effected without the corporation’s written consent.

(d) Settlement of Action. The corporation shall not settle any Action in any manner that would impose any Liabilities or other type of limitation on the Executive without the Executive’s written consent. Neither the corporation nor the Executive shall unreasonably withhold their consent to any such proposed settlement.

10.02	Advance for Expenses.

The corporation shall from time to time pay to or reimburse an Executive, or such other person or entity as the Executive may designate in writing to the corporation, Expenses incurred by or on behalf of such Executive in connection with any Action in advance of the final disposition or conclusion of any such Action within ten (10) days after the receipt of the Executive’s written request therefor; provided that the Executive furnishes to the corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct that constitutes a Breach of Duty and agrees in writing to repay any advances made under this Section 10.02 if it is ultimately determined that he or she is not entitled to be indemnified by the corporation for such Expenses pursuant to this Article X.

10.03	Determination of Right to Indemnification.

(a) Payment. Except as otherwise set forth in this Section 10.03 or in Section 10.01(c), any indemnification to be provided to an Executive by the corporation under Section 10.01(b) upon the final disposition or conclusion of any Action, unless otherwise ordered by a court, shall be paid or reimbursed by the corporation to the Executive, or such other person or entity as the Executive may designate in writing to the corporation, within sixty (60) days after the receipt of the Executive’s written request therefor. Such request shall include an accounting of all Liabilities for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 10.03(a).

(b) Restrictions on Payment. Notwithstanding the foregoing, the payment of such requested indemnifiable Liabilities pursuant to Section 10.01(b) may be denied by the corporation if:

(i) a Disinterested Quorum (as defined in Section 10.15), by a majority vote thereof, determines that the Executive has engaged in misconduct that constitutes a Breach of Duty; or

(ii) a Disinterested Quorum cannot be obtained.

(c) Authorization of Authority to Determine Right to Indemnification. In either event of nonpayment pursuant to Section 10.03(b), the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive has engaged in misconduct that constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Article X. If the Board does not authorize an Authority to determine the Executive’s right to indemnification hereunder within such sixty-day period and/or if indemnification of the requested amount of Liabilities is paid by the corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Executive did not engage in misconduct constituting a Breach of Duty and, if not so paid, indemnification by the corporation of the requested amount of Liabilities shall be paid to the Executive immediately.

(d) Choice of Authority. Such independent determination shall be made, at the option of the Executive seeking indemnification, by (i) a panel of three (3) arbitrators (selected as set forth below in Section 10.03(f) from the panels of arbitrators of the American

Arbitration Association) in Wisconsin, in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Executive seeking indemnification and a Disinterested Quorum (or by the Board if a Disinterested Quorum cannot be obtained) by a majority vote thereof; or (iii) a court in accordance with Section 10.04.

(e) Rebuttable Presumption and Burden of Proof. In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct that constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation or on such other party challenging the payment of such indemnification.

(f) Selection of Arbitration Panel. If a panel of arbitrators is to be employed hereunder, then one of such arbitrators shall be selected by a Disinterested Quorum (or by the Board if a Disinterested Quorum is not obtainable) by a majority vote thereof, the second by the Executive seeking indemnification and the third by the two previously selected arbitrators.

(g) Decision of Authority. To the extent practicable, the Authority shall make its independent determination hereunder within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the corporation and the Executive.

(h) Payment in Accordance with Determination by Authority. If the Authority determines that an Executive is entitled to be indemnified for any Liabilities pursuant to this Article X, then the corporation shall pay such Liabilities to the Executive, including interest on such amounts as provided in Section 10.06(c), or to such other person or entity as the Executive may designate in writing to the corporation, within ten (10) days of receipt of such opinion.

(i) Expenses Associated with Indemnification Process. The Expenses associated with the indemnification process set forth in this Section 10.03, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the corporation.

10.04	Court-Ordered Indemnification and Advance for Expenses.

(a) Court-Ordered Indemnification. An Executive may, either before or within two (2) years after a determination, if any, has been made by the Authority, petition the court before which such Action was brought or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct that constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this Article X. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. An Executive may petition a court under this Section 10.04 either to seek an initial determination as authorized by Section 10.03(d) or to seek review of a previous determination by the Authority.

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(b) Rebuttable Presumption and Burden of Proof. The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Executive has not engaged in misconduct that constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation or such other party challenging the payment of indemnification.

(c) Court-Ordered Indemnification Despite a Breach of Duty by Executive. In the event the court determines that an Executive has engaged in misconduct that constitutes a Breach of Duty, it may nonetheless order indemnification to be paid by the corporation if it determines that the Executive is otherwise fairly and reasonably entitled to such indemnification in view of all of the circumstances of such Action.

(d) Court-Ordered Advance Expenses and Payment of Liabilities. In the event the corporation does not (i) advance Expenses to the Executive within ten (10) days of such Executive’s compliance with Section 10.02; or (ii) indemnify an Executive with respect to requested Liabilities under Section 10.01(a) within ten (10) days of such Executive’s written request therefor, the Executive may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction to order the corporation to pay such Expenses or Liabilities immediately. Such court, after giving any notice it considers necessary, shall order the corporation to immediately pay such Expenses or Liabilities if it determines that the Executive has complied with the applicable provisions of Sections 10.02 or 10.01(a), as the case may be.

(e) Payment of Court-Ordered Indemnification and Advance Expenses. If the court determines pursuant to this Section 10.04 that the Executive is entitled to be indemnified for any Liabilities, or to the advance of Expenses, then, unless otherwise ordered by such court, the corporation shall pay such Liabilities or Expenses to the Executive, including interest thereon as provided in Section 10.06(c), or to such other person or entity as the Executive may designate in writing to the corporation, within ten (10) days of the rendering of such determination.

(f) Expenses Incurred by Executive in Connection with Judicial Determination. An Executive shall pay all Expenses incurred by such Executive in connection with the judicial determination provided in this Section 10.04, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the corporation as authorized by this Article X. All Expenses incurred by an Executive in connection with any subsequent appeal of the judicial determination provided for in this Section 10.04 shall be paid by the Executive regardless of the disposition of such appeal.

10.05	Termination of Action is Nonconclusive.

The adverse termination of any Action against an Executive by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct that constitutes a Breach of Duty.

10.06	Partial Indemnification; Reasonableness; Interest.

(a) Partial Indemnification. If it is determined by the Authority, or by a court, that an Executive is entitled to indemnification against Liabilities incurred as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, then the Authority, or the court, shall authorize the proration and payment by the corporation of such Liabilities with respect to which indemnification is sought by the Executive, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

(b) Unreasonable Expenses. If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of an Executive are for whatever reason unreasonable in amount, then the Authority, or the court, shall nonetheless authorize indemnification to be paid by the corporation to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

(c) Interest. Interest shall be paid by the corporation to an Executive at a reasonable interest rate as determined by the Authority, or by a court, for amounts for which the corporation indemnifies or advances to the Executive.

10.07	Insurance.

The corporation may purchase and maintain insurance on behalf of any person who is or was an Executive of the corporation, and/or is or was serving as an Executive of an Affiliate, against Liabilities asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such an Executive, whether or not the corporation would have the power to indemnify him or her against such Liabilities under this Article X or under the Statute. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the corporation and/or any Executive under this Article X. Such insurance may, but need not, be for the benefit of all Executives of the corporation and those serving as an Executive of an Affiliate.

10.08	Witness Liabilities.

The corporation shall advance or reimburse any and all Liabilities incurred by or on behalf of an Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of an Executive’s written request therefor.

10.09	Indemnification of Employees.

To the extent determined appropriate by the Board, the corporation may indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the corporation and/or an Affiliate as to Liabilities incurred in connection with an Action arising out of acts performed in the course and within the scope of such employee’s, agent’s or representative’s duties to the corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute.

10.10	Severability.

If any provision of this Article X shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article X contravene public policy, then this Article X shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions that are invalid or inoperative or that contravene public policy shall be deemed, without further Action or deed by or on behalf of the corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify and hold harmless an Executive against Liabilities incurred with respect to any Action to the fullest extent permitted by any applicable provision of this Article X that shall not have been invalidated and to the fullest extent otherwise permitted by the Statute; it being understood that the intention of the corporation is to provide the Executives with the maximum protection against personal liability available under the Statute.

10.11	Nonexclusivity of Article X.

The right to indemnification against Liabilities and advancement of Expenses provided to an Executive by this Article X shall not be deemed exclusive of any other rights to indemnification against Liabilities and advancement of Expenses that any Executive or other employee or agent of the corporation and/or of an Affiliate may be entitled under any charter provision, written agreement, resolution, vote of stockholders or disinterested directors of the corporation or otherwise, including, without limitation, under the Statute, both as to acts in his or her official capacity as such Executive or other employee or agent of the corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the corporation would have the power to indemnify against Liabilities or advance Expenses to the Executive under this Article X or under the Statute; provided that it is not determined that the Executive or other employee or agent has engaged in misconduct that constitutes a Breach of Duty.

10.12	Notice to the Corporation; Defense of Action.

(a) Notice to the Corporation. An Executive shall promptly notify the corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action that may result in a claim of indemnification against Liabilities or advancement of Expenses hereunder, but the omission so to notify the corporation will not relieve the corporation from any liability that it may have to the Executive otherwise than under this Article X unless the corporation shall have been irreparably prejudiced by such omission.

(b) Right of Corporation to Participate in Action. With respect to any such Action as to which an Executive notifies the corporation of the commencement thereof:

(i) The corporation shall be entitled to participate therein at its own expense; and

(ii) Except as otherwise provided below, to the extent that it may wish, the corporation (or any other indemnifying party, including any insurance carrier, similarly notified by the corporation or the Executive) shall be entitled to assume the defense thereof, with counsel selected by the corporation (or such other indemnifying party) and reasonably satisfactory to the Executive.

(c) Participation by Corporation in Action. After notice from the corporation (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the corporation shall not be liable to the Executive under this Article X for any Expenses or other Liabilities subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by the corporation (or such other indemnifying party); (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the corporation (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or (iii) the corporation (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the corporation. The corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.

10.13	Continuity of Rights and Obligations.

The terms and provisions of this Article X shall continue as to an Executive subsequent to his or her Termination Date (as defined in Section 10.15) and such terms and provisions shall inure to the benefit of the heirs, estate, executors and administrators of such Executive and the successors and assigns of the corporation, including, without limitation, any successor to the corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the corporation. Except as provided herein, all rights and obligations of the corporation and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the corporation’s certificate of incorporation, as it is in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the corporation, or by any other corporate action that conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the corporation and/or of the Executive hereunder.

10.14	Contractual Nature of Article X; Repeal or Limitation of Rights.

This Article X shall be deemed to be a contract between the corporation and each Executive and any repeal or other limitation of this Article X or any repeal or limitation of the Statute or of any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Actions commenced after such repeal or limitation to enforce this Article X with regard to acts, omissions or events arising prior to such repeal or limitation.

10.15	Certain Definitions.

The following terms as used in this Article X shall be defined as follows:

(a) “Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and/or whether formal or informal.

(b) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

(c) “Authority” shall mean the panel of arbitrators or independent legal counsel selected under Section 10.03.

(d) “Board” shall mean the entire then serving Board of Directors of the corporation.

(e) “Breach of Duty” shall mean that the Executive breached or failed to perform his or her duties to the corporation or an Affiliate, as the case may be, and the Executive’s breach of or failure to perform those duties constituted:

(i) a breach of his or her “duty of loyalty” (as defined herein) to the corporation or its stockholders;

(ii) acts or omissions not in “good faith” (as further defined herein) or which involve intentional misconduct or a knowing violation of the law;

(iii) a violation of Section 174 of the Delaware General Corporation Law; or

(iv) a transaction from which the Executive derived an improper direct personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

In determining whether an Executive has acted or omitted to act otherwise than in “good faith,” as such term is used herein, the Authority, or the court, shall determine solely whether such Executive (A) in the case of conduct in his or her “official capacity” (as defined herein) with the corporation, believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the corporation; and (B) in all other cases, reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation. Notwithstanding any other provision of this Article X, an Executive’s conduct with respect to an employee benefit plan or trust sponsored by or otherwise associated with the corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the corporation or an Affiliate, as the case may be.

(f) “Derivative Action” shall mean any Action brought by or in the right of the corporation and/or an Affiliate.

(g) “Disinterested Quorum” shall mean a quorum of the Board who are not parties in interest to the subject Action or any related Action.

(h) “Duty of loyalty” shall mean a breach of fiduciary duty by an Executive that constitutes a willful failure to deal fairly with the corporation or its stockholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.

(i) “Executive(s)” shall mean any individual who is, was or has agreed to become a director and/or officer of the corporation and/or an Affiliate.

(j) “Expenses” shall include, without limitation, any and all reasonable expenses, fees, costs, charges, attorneys’ fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the corporation, any Affiliate, any third party or other entity and any and all other reasonable direct and indirect costs of any type or nature whatsoever.

(k) “Liabilities” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, all Expenses and any and all other reasonable liabilities of every type or nature whatsoever incurred in connection with the subject Action.

(l) (1) “Official capacity” shall mean the office of director or officer in the corporation, membership on any committee of directors, any other offices in the corporation held by an Executive and any other employment or agency relationship between the Executive and the corporation and “official capacity,” as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(m) “Statute” shall mean Delaware General Corporation Law Section 145 (or any successor provisions), as the same shall then be in effect, including any amendments thereto, but, in the case of such an amendment, only to the extent such amendment permits or requires the corporation to provide broader rights to indemnification than the statute permitted or required the corporation to provide prior to such amendment.

(n) “Termination Date” shall mean the date an Executive ceases, for whatever reason, to serve in an employment relationship with the corporation and/or any Affiliate.